Exhibit 32
Certifications of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes‑Oxley Act of 2002
In connection with the Annual Report of Helmerich & Payne, Inc. (the “Company”) on Form 10‑K for the year ended September 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John W. Lindsay, as Director and Chief Executive Officer of the Company, and J. Kevin Vann, as Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, to the best of his knowledge, that:
(1)    The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John W. Lindsay	/s/ J. Kevin Vann

John W. Lindsay	J. Kevin Vann
Director and Chief Executive Officer	Senior Vice President and Chief Financial Officer
Date: November 21, 2025	Date: November 21, 2025